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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. (formerly Team Rental Group, Inc.) on Form S-3 of our report dated April 12, 1996, appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Indianapolis, Indiana
July 1, 1998